UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2008

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 82.5% interest in the Sterling Crest Joint Venture which owns Brighton Crest, L.P., a South Carolina limited partnership (the “Partnership”).  Brighton Crest, L.P., owns Brighton Crest Apartments (“Brighton Crest”), a 320-unit apartment complex located in Marietta, Georgia.  On April 1, 2008 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Titan Real Estate Investment Group, LLC, an Ohio limited liability company (the “Purchaser”), to sell Brighton Crest to the Purchaser for a total sales price of $22,500,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $22,500,000 and is subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $225,000.  Upon termination of the feasibility period, the Purchaser is required to deliver an additional deposit of $225,000.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is June 2, 2008. The Partnership has the right to extend the closing to the last business day of the month in which the closing date otherwise would occur by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser shall pay any transfer, sales, use, gross receipts, or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and one half of the customary closing costs of the escrow agent. The Partnership will pay one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to Brighton Crest by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on Brighton Crest.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale.  The Partnership expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10 PP    Purchase and Sale Contract between Brighton Crest, L.P., a South Carolina Limited Partnership and Titan Real Estate Investment Group, LLC, an Ohio limited liability company, dated April 1, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAVIDSON GROWTH PLUS, L.P.

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

April 7, 2008